Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-231925) of Talos Energy Inc. and in the related Prospectus, and

(2)	Registration Statement (Form S-8 No. 333-225058) pertaining to the Long Term Incentive Plan of Talos Energy Inc.;

of our report dated March 9, 2018, with respect to the consolidated financial statements of Stone Energy Corporation included in the Information Statement on Schedule 14C of Talos Energy Inc. dated March 10, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New Orleans, Louisiana

March 10, 2020